Ex-Filing Fees

CALCULATION OF FILING FEE TABLES

F-1

Lianhe Sowell International Group Ltd

Table 1: Newly Registered and Carry Forward Securities

Line Item Type	Security Type	Security Class Title	Notes	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Newly Registered Securities
Fees to be Paid	Equity	Units consisting of:	(1)	457(o)		$	$10,000,000.00	0.0001381	$1,381.00
Fees to be Paid	Equity	(i) One Class A Ordinary Share, par value $0.0016 per share	(2)	Other				0.0001381	0.00
Fees to be Paid	Equity	(ii) three Warrants	(3)	Other				0.0001381	0.00
Fees to be Paid	Equity	Class A Shares issuable upon exercise of the Warrants	(4)	457(o)		$	$33,000,000.00	0.0001381	$4,557.30

Total Offering Amounts:							$43,000,000.00		5,938.30
Total Fees Previously Paid:
Total Fee Offsets:
Net Fee Due:									$5,938.30

__________________________________________
Offering Note(s)

(1)	Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), the Class A ordinary shares, par value $0.0016 per share (the “Class A Ordinary Shares”), of Lianhe Sowell International Group Ltd (the “Company”) registered hereby also include an indeterminate number of additional Class A Ordinary Shares as may from time to time become issuable by reason of share splits, share dividends, recapitalizations or other similar transactions. Estimated solely for the purpose of determining the amount of the registration fee in accordance with Rule 457(o) under the Securities Act.
(2)	Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), the Class A ordinary shares, par value $0.0016 per share (the “Class A Ordinary Shares”), of Lianhe Sowell International Group Ltd (the “Company”) registered hereby also include an indeterminate number of additional Class A Ordinary Shares as may from time to time become issuable by reason of share splits, share dividends, recapitalizations or other similar transactions. Estimated solely for the purpose of determining the amount of the registration fee in accordance with Rule 457(o) under the Securities Act.

No separate fee is required pursuant to Rule 457(i) under the Securities Act.
(3)	Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), the Class A ordinary shares, par value $0.0016 per share (the “Class A Ordinary Shares”), of Lianhe Sowell International Group Ltd (the “Company”) registered hereby also include an indeterminate number of additional Class A Ordinary Shares as may from time to time become issuable by reason of share splits, share dividends, recapitalizations or other similar transactions. Estimated solely for the purpose of determining the amount of the registration fee in accordance with Rule 457(o) under the Securities Act.

No separate fee is required pursuant to Rule 457(i) under the Securities Act.
(4)	Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), the Class A ordinary shares, par value $0.0016 per share (the “Class A Ordinary Shares”), of Lianhe Sowell International Group Ltd (the “Company”) registered hereby also include an indeterminate number of additional Class A Ordinary Shares as may from time to time become issuable by reason of share splits, share dividends, recapitalizations or other similar transactions. Estimated solely for the purpose of determining the amount of the registration fee in accordance with Rule 457(o) under the Securities Act.

There will be issued three Warrants, each warrant entitled to purchase one Class A Ordinary Share. As estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(o) under the Securities Act, the proposed maximum offering price of (i) the Class A Ordinary Shares issuable upon exercise of the Warrants included in the Units proposed to be sold in the offering is $33,000,000, which is equal to 110% of $43,000,000, as each Unit will include three Warrants, each to purchase one Class A Ordinary Share at an exercise price equal to 110% of the purchase price per Unit.